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                                                                    EXHIBIT 10.1

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                            SUBSCRIPTION AGREEMENT

                         DATED AS OF OCTOBER 30, 1998

                                BY AND BETWEEN

                           ONHEALTH NETWORK COMPANY

                                      AND

                            ADVANTAGE FUND II LTD.



                             ____________________


                                 COMMON STOCK
                                      AND
                        COMMON STOCK PURCHASE WARRANTS

                             ____________________
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

                            SUBSCRIPTION AGREEMENT

                                 COMMON STOCK
                                      AND
                        COMMON STOCK PURCHASE WARRANTS

                           ONHEALTH NETWORK COMPANY


                                                                      PAGE

1.        DEFINITIONS                                                    1

2.        AGREEMENT TO SUBSCRIBE                                        18

     (a)  Subscription                                                  18
     (b)  Form of Payment                                               18

3.        COMPANY PUT OPTIONS                                           18

     (a)  Option Exercise                                               18
     (b)  Buyer's Assignment of Rights and Obligations under
          Section 3                                                     19
     (c)  Form of Payment                                               19
     (d)  Buyer's Conditions Precedent to Purchase of Optional
          Shares                                                        19
     (e)  Company's Conditions Precedent to Sale and Issuance
          of Optional Shares                                            20

4.        RESET SHARES                                                  20

     (a)  Reset Date No.1                                               20
     (b)  Subsequent reset Dates                                        21
     (c)  Reset Notices                                                 21
     (d)  Delivery of Reset Shares to the Escrow Agent                  22
     (e)  Buyer's Assignment of Rights to Acquire Reset Shares          23
     (f)  Delivery of Reset Shares to the Company                       24

5.        BUYER REPRESENTATIONS, WARRANTIES, ETC                             24

   (a)    Purchase for Investment                                            24
   (b)    Accredited Investor                                                24
   (c)    Reoffers and Releases                                              24
   (d)    Company Reliance                                                   24
   (e)    Information Provided                                               25
   (f)    Absence of Approvals                                               25
   (g)    Subscription Agreement                                             25

6.        COMPANY REPRESENTATION, WARRANTIES, ETC                            25

   (a)    Organization and Authority                                         25
   (b)    Capitalization                                                     26
   (c)    Concerning the Shares and the Common Stock                         27
   (d)    Subscription Agreement                                             27
   (e)    Non-contravention                                                  27
   (f)    Approvals                                                          28
   (g)    Information Provided                                               28
   (h)    Absence of Certain Changes                                         29
   (i)    Absence of Certain Proceedings                                     29
   (j)    Properties                                                         30
   (k)    Labor Relations                                                    31
   (l)    SEC Filings                                                        31
   (m)    Absence of Brokers, Finders,, Etc.                                 31
   (n)    No Solicitation.                                                   31
   (o)    Certain Issuances of Securities                                    32

7.        Certain Covenants and Acknowledgements                             32

   (a)    Transfer Restrictions                                              32
   (b)    Restrictive Legend                                                 32
   (c)    Escrow Agreement; Registration Rights Agreement                    33
   (d)    Form D                                                             34
   (e)    Authorization for Trading                                          34
   (f)    Use of Proceeds                                                    34
   (g)    Blue Sky Laws                                                      34
   (h)    Certain Expenses                                                   35

                                      ii
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     (i)  Certain Issuances of Securities                        35
     (j)  Certain Trading Restrictions                           38
     (k)  Reservation of Common Stock                            38
     (l)  Consolidation, Merger, etc.                            39
     (m)  Overdue Amounts                                        39
     (n)  Other                                                  40

          (1)  Payment of Obligations                            40
          (2)  Maintenance of Property                           40
          (3)  Conduct of Business and Maintenance of
               Existence                                         40
          (4)  Compliance with Laws                              40
          (5)  Investment Company Act                            40
          (6)  Transactions with Affiliates                      41

     (o)  Best Efforts                                           41

8.        ESCROW SHARES.                                         41

9.        CLOSING DATE.                                          42

10.       CONDITIONS TO THE COMPANY'S OBLIGATION TO
     SELL AND ISSUE.                                             42

11.       CONDITIONS TO THE BUYER'S OBLIGATION TO
     PURCHASE.                                                   43

12.       REPURCHASE AT OPTION OF THE BUYER.                     44

     (a)  Repurchase Right; Method of Exercising Optional
          Repurchase Right, Etc.                                 44
     (b)  Notices                                                44
     (c)  Other                                                  45
     (d)  Special Repurchase Events                              45

13.       REPURCHASE AT OPTION OF THE COMPANY                    46

14.       MISCELLANEOUS                                          47

     (a)  Governing Law.                                         47
     (b)  Counterparts.                                          47

                                      iii
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     (c)  Headings, etc.                                    47
     (d)  Severability                                      47
     (e)  Amendments                                        48
     (f)  Waivers.                                          48
     (g)  Notices.                                          48
     (h)  Assignment                                        48
     (i)  Survival of Representations and Warranties        49
     (j)  Entire Agreement                                  49
     (k)  Termination                                       49
     (l)  Further Assurances                                50
     (m)  Public Statements, Press Releases, Etc.           50
     (n)  Construction                                      50


ANNEXES

Annex I   Form of Common Stock Purchase Warrant
Annex II  Form of Escrow Agreement
Annex III Form of Registration Rights Agreement
Annex IV  Form of Opinion of Counsel to be Delivered on Closing Date
Annex V   Form of reset Notice

                                      iv

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                            SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT, dated as of October 30, 1998 (this "Agreement"), by and between ONHEALTH NETWORK COMPANY, a Washington corporation (the "Company"), with headquarters located at 808 Howell Street, Suite 400, Seattle, Washington 98101, and ADVANTAGE FUND II LTD., a British Virgin Islands corporation (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Common Stock (such capitalized terms and all other capitalized terms used in this Agreement without definition having the respective meanings provided in Section 1) for consideration consisting of cash and outstanding shares of the Company's preferred stock, and in connection therewith the Company is to issue to the Buyer warrants to purchase shares of Common Stock as provided in the Agreement; and

          WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   DEFINITIONS

          (a) As used in this Agreement, the terms "Agreement," "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

          (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          (c) The following terms shall have the following meanings (such meanings

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to be equally applicable to both the singular and plural forms of the terms defined):

          "Action" means an action, suit, proceeding, inquiry or investigation before or by any court, public board or body, arbitrator or governmental agency.

          "Adjustment Price" means the lesser of (x) the arithmetic average of the Market Price of the Common Stock on each of the Trading Days during the applicable Measurement Period and (y) $6.50 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Buyer for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring after the Closing Date); provided, however, that, notwithstanding any other provision of this Agreement, if a Registration Event occurs then all Adjustment Prices determined thereafter shall be permanently reduced on each Computation Date by one percent from the amount otherwise used to calculate the Adjustment Price (such reduction to be prorated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date) and; provided further, however, that the Adjustment Price applicable to a particular Reset Date shall be subject to reduction as provided in Section 4(d).

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Aggregate Option Purchase Price" means the product of (x) the Optional Share Amount of Optional Shares being purchased on an Option Closing Date times (y) the Purchase Price.

          "Amendment Event" means a Repurchase Event described in clause (4) of the definition of Repurchase Event which arises under the terms of any amendment of any of the following: this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants, or any other agreements or documents entered into in connection with the issuance of the Shares.

          "AMEX" means the American Stock Exchange, Inc.

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          "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the Company to audit its financial statements.

          "Auditors' Determination" means a determination requested by the Company and signed by the Auditors concurring with the Company's conclusion that
(a) a requirement of the Company to repurchase, or a right of any holder of Shares to require repurchase of, Shares, or (b) a requirement of the Company to make a payment pursuant to Section 7(i)(1)(B), by reason of the occurrence of
(i) a specified Repurchase Event which occurs by reason of (x) an event described in clause (1), (2), (3) or (5) of the definition of Repurchase Event or (y) an Amendment Event or (ii) a specified Share Limitation Event, whichever is applicable, would result in the Company being required to classify the Shares as redeemable common stock on a balance sheet of the Company in accordance with Generally Accepted Accounting Principles. The Auditors' Determination shall (i) set forth in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) set forth all applicable accounting principles and assumptions used, and (iii) set forth in reasonable detail or attach copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion. To the extent any facts are assumed for purposes of either the Company's conclusion or the Auditor's Determination, the validity of such conclusion or determination shall depend upon such assumed facts being true and complete in all material respects.

          "Blackout Period" means any period of one or more consecutive Trading Days, but not in excess of 30 Trading Days, occurring after the SEC Effective Date as to which the Company has notified the holders of Shares on or prior to such Trading Day in accordance with Section 3(f) of the Registration Rights Agreement that they are required, pursuant to Section 3(f) of the Registration Rights Agreement, to suspend offers and sales of shares of Common Stock pursuant to the Registration Statement as a result of an event or circumstance which relates to a development concerning a business combination involving the Company which development occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement as to which the Board of Directors shall have determined in good faith that public disclosure of such event or circumstance at such time would not be in the best interests of the Company, which determination shall be set forth in a resolution duly adopted by the Board of Directors and copies of which shall be furnished to the Buyer; provided, however, that no more than two Blackout Periods may commence in any period of 365 consecutive days.

          "Board of Directors" or "Board" means the Board of Directors of the

                                       3
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Company.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          "Cash Consideration" means $2,000,000.00.

          "Closing Date" means the date and time of the issuance and sale of the Initial Shares and the issuance of the Warrants.

          "Closing Date Price" means the arithmetic average of the Market Price of the Common Stock on the five consecutive Trading Days ending on the Trading Day prior to the Closing Date.

          "Closing Price" means the closing sale price of the Common Stock on the principal securities market for the Common Stock, as reported by Bloomberg, L.P.

          "Common Shares" means the Initial Shares, the Optional Shares and the Reset Shares.

          "Common Shares Held" means with respect to any Reset Date the number of Common Shares held in escrow by the Escrow Agent and beneficially owned by the Buyer on such Reset Date, determined immediately prior to the computation of Reset Shares for such Reset Date pursuant to Section 4.

          "Common Stock" means the Common Stock, $.01 par value, of the Company.

          "Company Disclosure Letter" means the letter from the Company to the Buyer delivered on or prior to the Closing Date regarding certain disclosures.

          "Company Escrow Shares" means Escrow Shares which are due to the Company as specified in a Reset Notice pursuant to Section 4 which have not been released to the Company.

          "Company Proprietary Rights" means all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to the businesses of the Company and the Subsidiary as now conducted, as proposed to be conducted or as described in this Agreement.

          "Company Repurchase Notice" means a notice given by the Company to the Buyer pursuant to Section 13 exercising the Company's right to repurchase all or a portion of the Buyer's Escrow Shares pursuant to Section 13, (2) the number of Escrow Shares which are to be repurchased, (3) the Company Repurchase Price or the formula for determining the same, determined in accordance herewith and (4) the applicable Repurchase Date.

          "Company Repurchase Price" with respect to the repurchase by the Company of any Escrow Shares pursuant to Section 13 means:

          (1) in the case of any Repurchase Date which is on or prior to December 31, 1998, 105% of the Purchase Price;

          (2) in the case of any Repurchase Date which occurs during the period from January 1, 1999 to and including Reset Date No. 1, the Floor Price;

          (3) in the case of any Repurchase Date which is after Reset Date No. 1 and not subject to clause (4) below, the greater of (A) the arithmetic average of the Market Price for the five consecutive Trading Days prior to such Repurchase Date and (B) the most recently determined Adjustment Price; and

          (4) in the case of any Repurchase Date which is after Reset Date No. 4 and where for each of ten consecutive Trading Days commencing after Reset Date No. 4 and on such Repurchase Date the Closing Price of the Common Stock is greater than $8.50 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Buyer for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar events occurring after the Closing Date), the Purchase Price.

          "Computation Date" means, if a Registration Event occurs, any of (1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

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

          "Control Notice" means a notice given by the Company to the Buyer, in accordance with Section 7(i)(1)(C) or Section 12(d), (i) stating that a Share Limitation Event or a Repurchase Event, as the case may be, has occurred by reason of events which are not solely within the control of the Company and (ii) enclosing an executed copy of an Auditors' Determination.

          "DTC" means the Depository Trust Company.

          "Equity Securities" means Common Stock or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, any Common Stock.

          "Escrow Agent" means the Escrow Agent named in the Escrow Agreement and any successor thereto.

          "Escrow Agreement" means the Escrow Agreement to be entered into by and between the Company, the Buyer and the Escrow Agent in the form attached hereto as ANNEX II.

          "Escrow Shares" means the Common Shares held in escrow by the Escrow Agent from time to time, including any additional shares of Common Stock distributed or received by the Escrow Agent as a stock dividend, stock split or other distribution on the Escrow Shares.

          "Exchange Act" means the Securities Exchange Act of 1934 , as amended.

          "Floor Price" means, with respect to any date, the price for one share of Common Stock equal to 115% of the Purchase Price.

          "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

          "Initial Shares" means the number of whole shares of Common Stock (rounded to the next highest number) equal to the quotient obtained by dividing
(x) $3,690,500 by (y) the Purchase Price on the Closing Date.

          "Market Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following:

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

(a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock,
(b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

          (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Closing Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and
     (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Closing Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five 45) days after the date fixed for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Closing Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of shareholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Closing Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Closing Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Closing Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

          (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Closing Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Closing Price (determined without regard to this proviso) for such trade less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Closing Price (determined without regard to this proviso). If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Closing Price is being determined.

          For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or
     (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Closing Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Closing Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (v) The Company or any subsidiary of the Company shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Closing Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock (other than an Option Share Surrender) made after the Closing Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses
     (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Closing Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Closing Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Closing Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Closing Price (determined without regard to this proviso) for such day; or

          (vi) A Tender Offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock (other than an Option Share Surrender) made after the Closing Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause
     (v) of this proviso has been made, exceeds 10% of the product of the Closing Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Closing Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Closing Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Closing Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

          "Measurement Period" means, with respect to any Reset Date, the period of 15 consecutive Trading Days ending on the Trading Day prior to such Reset Date.

          "Nasdaq" means the Nasdaq National Market.

          "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

          "1997 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

          "NYSE" means the New York Stock Exchange, Inc.

          "Option Closing Date" means the date or dates on which Optional Shares are issued and sold in accordance with Section 3.

          "Option Exercise Notice" means a notice given by the Company to the Buyer pursuant to Section 3 stating that the Company is exercising one of its Put Options.

          "Option Exercise Period" means the period commencing November 30, 1998 and ending on December 31, 1998.

          "Optional Share Amount" means the number of shares of Common Stock equal to the quotient obtained by dividing (x) $1,000,000 by (y) the Purchase Price.

          "Optional Shares" means shares of Common Stock issued and sold to the Buyer or its assignee in accordance with Section 3.

          "Option Share Surrender" means the surrender of shares of Common Stock to the Company in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Company to any of its employees, directors or consultants.

          "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

          "Purchase Price" means the price for one share of Common Stock equal to 115% of the Closing Date Price (when used after the Closing Date, the Purchase Price shall be subject to equitable adjustments from time to time on terms reasonably acceptable to the Buyer for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring after the Closing Date).

          "Put Option" means each of the two options of the Company to require the Buyer or its assignee to purchase the Optional Share Amount of Optional Shares in accordance with Section 3.

          "Registration Event" shall mean any one of the following: (1) the Company fails to file the Registration Statement with the SEC on or before December 31, 1998, (2) the Registration Statement is not effective within 120 days after the Closing Date, (3) the Company fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 3(a) of the Registration Rights Agreement, (4) the Registration Statement shall cease to be available for use by any holder of Shares who is named therein as a selling shareholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) other than as a result of a Blackout Period; provided, however, that no Registration Event pursuant to this clause (4) shall be deemed to occur prior to the SEC Effective Date, (5) the Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap, or (6) the Company fails to deliver any Reset Shares to the Escrow Agent as and when required by Section 4.

          "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between the Company and the Buyer in the form attached hereto as ANNEX III.

          "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

          "Regulation D" means Regulation D promulgated by the SEC under the 1933 Act.

          "Release Notice" means the notice from the Buyer to the Escrow Agent in the form attached to the Escrow Agreement.

          "Repurchase Date" means the date of repurchase of Shares pursuant to
Section 12 or Section 13, as the case may be.

          "Repurchase Event" means any one of the following events:

          (1) For any period of five consecutive Trading Days commencing on or after the Closing Date there shall be no closing bid price of the Common Stock on any national securities exchange, the Nasdaq or the Nasdaq SmallCap;

          (2) The Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap;

          (3) The inability for 30 or more days (whether or not consecutive) of any holder of Shares to sell such shares pursuant to the Registration Statement for any reason other than a Blackout Period on each of such 30 days;

          (4) The Company shall fail or default in the timely performance of any obligation (A) to issue Reset Shares as and when required by Section 4 or
     (B) any other material obligation, in each case to a holder of Shares under the terms of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants or any other agreements or documents entered into in connection with the issuance of the Shares, as such instruments may be amended from time to time, provided, that an event described in clause (B) above shall be a Repurchase Event only if such failure or default shall have continued for a period of 15 days after notice thereof is given to the Company by any holder of Shares;

          (5) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the common stock of such surviving company is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap, or any sale or other transfer of all or substantially all of the assets of the Company; or

          (6) The taking of any action to amend any of the Company's charter documents, including any amendment to the Company's Articles of Incorporation, without the consent of the Buyer which materially and adversely affects the rights of any holder of Shares.

          "Repurchase Notice" means a notice from the Buyer to the Company which states (1) that the Buyer is thereby requiring the Company to repurchase Shares pursuant to Section 12, (2) in general terms the Repurchase Event giving rise to such repurchase, and (3) the number of Shares which are to be repurchased.

          "Repurchase Price" means:

          (1) in the case of any Repurchase Date which is on or prior to Reset Date No. 1, the Floor Price; and

          (2) in the case of any Repurchase Date which is after Reset Date No. 1, the greater of (A) the arithmetic average of the Market Price for the five consecutive Trading Days ending on the Trading Day prior to such Repurchase Date and (B) the most recently determined Adjustment Price.

          "Repurchase Share Amount" means, for any calendar month, 15% of the number of Common Shares beneficially owned by the Buyer (including Escrow Shares) on the last day of such month.

          "Repurchase Shares" means the shares of Common Stock issuable to the Buyer pursuant to Section 12(d).

          "Reset Date" means any of Reset Date No. 1, Reset Date No. 2, and each sequentially numbered Reset Date thereafter which shall occur on August 10, November 10, February 10, and May 10 of each year commencing on August 10, 1999 (Reset Date No. 3) and ending on the earlier of (x) November 10, 2001 or (y) the last Reset Date to occur on which there is a positive number of Common Shares Held.

          "Reset Date No. 1" means the first to occur of (x) March 31, 1999, (y) the later of (1) the SEC Effective Date and (2) the day which is 135 days after the Closing Date, and (z) the date on which the Company is selling health-related products (vitamins, herbs, health-food supplements, or other health-related products) from its Website and issues a press release stating that its e-commerce site for the sale of such products has been launched in final form after any prior trials.

          "Reset Date No. 2" means May 10, 1999.

          "Reset Notice" means a notice from the Buyer to the Company and the Escrow Agent in the form attached hereto as ANNEX V.

          "Reset Period" means the period commencing on each Reset Date and ending three Trading Days after the Escrow Agent receives a Reset Notice.

          "Reset Shares" means either (i) additional shares of Common Stock issuable by the Company to the Buyer or (ii) Escrow Shares due to the Company out of escrow, in each case in accordance with Section 4.

          "Rule 144" means Rule 144 promulgated by the SEC under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell such securities to the public without registration under the 1933 Act.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

          "SEC Reports" means (1) the 1997 10-K, (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998, and (3) to the extent incorporated by reference in the 1997 10-K, the Company's definitive proxy statement for its 1998 Annual Meeting of Stockholders, in each case as filed with the SEC.

          "Securities" means the Shares and the Warrants; provided, however, for purposes of the definition of the term "Market Price" set forth in clause (iv) of the proviso to the definition of the term "Market Price," Securities shall have the meaning set forth in such clause (iv).

          "Series B Preferred Stock" means the Series B Convertible Preferred Stock, $.01 par value, of the Company.

          "Share Limitation Event" means a time at which the Company is unable to issue all Reset Shares or Repurchase Shares otherwise required to be issued by this Agreement by reason of the restrictions set forth in the Shareholder Approval Rule and the Company has not obtained a waiver thereof.

          "Share Limitation Repurchase Price" means an amount equal to 115% of the Repurchase Price determined as of the applicable Reset Date or the date on which Repurchase Shares were otherwise required to be issued, as the case may be, for which payment is due pursuant to Section 7(i)(1)(B).

          "Shareholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the shareholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the Common Stock of the Company outstanding on the Closing Date for less than the greater of the book or market value of such Common Stock, as and to the extent required under the Shareholder Approval Rule.

          "Shareholder Approval Rule" means Rule 4310(c)(25)(H) of the Nasdaq SmallCap as in effect from time to time or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading.

          "Shares" means the Common Shares, the Repurchase Shares and the Warrant Shares.

          "Specified Securities" means (i) any debt or equity security of the Company as to which the holder thereof has rights similar in nature to the rights of the Buyer with respect to the Common Shares under this Agreement and
(ii) any Equity Securities which are Common Stock which are offered or sold, or which entitle the holder to acquire any Common Stock, at a price below the market price of the Common Stock on the date of such issuance or acquisition.

          "Stock Consideration" means 1,470 shares of Series B Preferred Stock to be delivered by the Buyer to the Company for cancellation.

          "Subsidiary" means the Company's subsidiary listed on Exhibit 21 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          "Tender Offer" means a tender offer or exchange offer.

          "Total Consideration" means the Cash Consideration and the Stock Consideration.

          "Trading Day" means a day on whichever of (w) the national securities exchange, (x) the Nasdaq, (y) the Nasdaq SmallCap or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

          "Transfer Agent" means American Stock Transfer & Trust Company, or any successor thereof, serving as transfer agent and registrar for the Common Stock.

          "Warrants" means the Common Stock Purchase Warrants to purchase shares of Common Stock in the form attached hereto as ANNEX I.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          2.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

          (a) SUBSCRIPTION. The Buyer hereby agrees to purchase from the Company the Initial Shares for consideration consisting of (1) the Cash Consideration and (2) the Stock Consideration. The Cash Consideration shall be payable in United States Dollars. In connection with the purchase of the Initial Shares by the Buyer, the Company shall issue to the Buyer, at the closing on the Closing Date, Warrants in the form attached hereto as ANNEX I to purchase the number of shares of Common Stock equal to the quotient obtained by dividing (i) $400,000 by (ii) the Closing Date Price.

          (b) FORM OF PAYMENT. At the closing on the Closing Date (1) the Company shall (i) issue and deliver the Initial Shares to the Escrow Agent for deposit in escrow for the account of the Buyer or its nominee in accordance with
Section 8 and the Escrow Agreement and (ii) issue and deliver the Warrants to the Buyer, against payment of the Total Consideration to the Company and (2) the Buyer shall (i) pay the Cash Consideration to the Company, by wire transfer of immediately available funds to such account as specified by the Company to the Buyer at least one Business Day prior to the Closing Date, and (ii) deliver the Stock Consideration to the Company, against such issuance and delivery to the Escrow Agent of the Initial Shares and to the Buyer of the Warrants.

          3.   COMPANY PUT OPTIONS.

          (a) OPTION EXERCISE. On not more than two occasions, the Company has the option to require the Buyer to purchase the Optional Share Amount of Optional Shares for the Purchase Price per share. To exercise a Put Option, the Company must deliver an Option Exercise Notice to the Buyer during the Option Exercise Period. The Option Closing Date must occur within 15 days of the date an Option Exercise Notice is delivered to the Buyer, unless otherwise agreed by the parties. No more than two Option Exercise Notices may be given. The Company may give both Option Exercise Notices on the same date. Time shall be of the essence in the giving of Option Exercise Notices during the Option Exercise Period.

          (b) BUYER'S ASSIGNMENT OF RIGHTS AND OBLIGATIONS UNDER SECTION 3. If the Company delivers an Option Exercise Notice to the Buyer in accordance with
Section 3(a), and the Buyer intends to assign all or any portion of its rights and obligations to purchase Optional Shares in accordance with Section 14(h) hereof, then the Buyer shall so notify the Company within ten days after the Buyer's receipt of the Option Exercise Notice. Each such notice of assignment by the Buyer shall specify the name(s) of the assignee(s) and the number or percentage of Optional Shares to be purchased. Each such notice shall be executed by the assignee(s). From and after the giving of such notice by the Buyer, the Buyer shall be deemed for all purposes to have assigned to such assignee(s) the rights and obligations under this Agreement with respect to the purchase of the number of Optional Shares covered by such notice, and such assignee(s) shall be deemed a party to this Agreement with respect to the purchase of such number of Optional Shares upon the terms and subject to the conditions of this Agreement, and all applicable references hereinafter to the "Buyer" shall include such assignee(s).

          (c) FORM OF PAYMENT. At the closing on each Option Closing Date, (1) the Company shall issue and deliver the applicable Optional Share Amount of Optional Shares to the Escrow Agent for deposit in escrow for the account of the Buyer or its nominee, against payment of the Aggregate Option Purchase Price to the Company and (2) the Buyer shall pay the Aggregate Option Purchase Price to the Company by wire transfer of immediately available funds in United States Dollars to such account as specified by the Company at least one Business Day prior to such Option Closing Date, against such issuance and delivery of such Optional Shares to the Escrow Agent.

          (d) BUYER'S CONDITIONS PRECEDENT TO PURCHASE OF OPTIONAL SHARES. The Company understands that the Buyer's obligation to purchase the Optional Shares on each Option Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before each Option Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (1) Delivery by the Company of the certificates for the Optional Shares to the Escrow Agent for the account of the Buyer in accordance with this Agreement;

          (2) The accuracy on the Option Closing Date of the representations and warranties of the Company contained in this Agreement, the Escrow Agreement and the Registration Rights Agreement as if made on the Option Closing Date and the performance by the Company on or before the Option Closing Date of all covenants and agreements of the Company required to be performed on or before the Option Closing Date and receipt by the Buyer of a certificate, dated the Option Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and the satisfaction of the conditions precedent set forth in this Section 3(d);

          (3) No event which constitutes a Repurchase Event or a Registration Event or, with the giving of notice or the lapse of time, or both, would constitute a Repurchase Event or Registration Event, shall have occurred; and

          (4) Receipt by the Buyer on the Option Closing Date of an opinion of Preston Gates & Ellis LLP, counsel for the Company, dated the Option Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX IV attached hereto, modified to cover the issuance of the Optional Shares.

          (e) COMPANY'S CONDITIONS PRECEDENT TO SALE AND ISSUANCE OF OPTIONAL SHARES. The Buyer understands that the Company's obligation to sell and issue the Optional Shares on each Option Closing Date pursuant to this Agreement is conditioned upon:

          (1) Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Aggregate Option Purchase Price in accordance with Section 3(c) hereof; and

          (2) The accuracy on the Option Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Option Closing Date and the performance by the Buyer on or before the Option Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Option Closing Date.

          4.  RESET SHARES

          (a) RESET DATE NO. 1. On Reset Date No. 1, the following computation of Reset Shares shall be made:

          [(F / A) x C] - C

where:

F = Floor Price
A = Adjustment Price on Reset Date No. 1
C = Common Shares Held on Reset Date No. 1

If the number of Reset Shares so computed is positive, such number of Reset Shares shall be issued and delivered by the Company to the Escrow Agent for deposit in escrow to be held for the account of the Buyer. If the number of Reset Shares so computed is negative, Escrow Shares held in escrow on Reset Date No. 1 equal to the number (taken as a positive number) of such Reset Shares (or such lesser number of Escrow Shares then held) shall be released from escrow to the Company.

          (b) SUBSEQUENT RESET DATES. On each Reset Date after Reset Date No. 1, the following computation of Reset Shares shall be made:

          [(1.0125 x C x P) / A] - C

where:

C = Common Shares Held on the Reset Date
P = Adjustment Price determined on the immediately preceding Reset Date A = Adjustment Price on the Reset Date

If the number of Reset Shares so computed is positive, such number of Reset Shares shall be issued and delivered by the Company to the Escrow Agent for deposit in escrow to be held for the account of the Buyer. If the number of Reset Shares so computed is negative, Escrow Shares held in escrow on such Reset Date equal to the number (taken as a positive number) of such Reset Shares (or such lesser number of Escrow Shares then held) shall be released from escrow to the Company.

          (c) RESET NOTICES. On each Reset Date or within three Trading Days thereafter, the Buyer shall give a Reset Notice in the form attached hereto as ANNEX V to the Company and the Escrow Agent. If the Buyer fails to give a Reset Notice within three Trading Days after any Reset Date, the Company may so notify the Buyer and the Escrow

Agent of such failure and, if the Buyer does not deliver such Reset Notice within three Trading Days after receiving such notice of failure, the Company may deliver such Reset Notice to the Buyer and the Escrow Agent.

          (d) DELIVERY OF RESET SHARES TO THE ESCROW AGENT. (1) If the Reset Notice states that Reset Shares are due to the Buyer, within three Trading Days after such Reset Notice is given the Company shall issue and deliver certificates representing such number of Reset Shares to the Escrow Agent for deposit in escrow for the account of the Buyer. The number of Reset Shares to be issued or released from escrow in connection with a particular Reset Date is, absent manifest error, conclusively the number of Reset Shares stated in the applicable Reset Notice. If in connection with a particular Reset Date the Company determines that manifest error has been made by virtue of the computation of Reset Shares or other information set forth in the applicable Reset Notice, the Company shall have the right within two Trading Days after the Buyer gives such Reset Notice to notify the Escrow Agent and the Buyer of such error, which notice shall state the number of Reset Shares in dispute, and, notwithstanding such notice from the Company, the Company shall issue and deliver to the Escrow Agent the number of Reset Shares, or the Escrow Agent shall release to the Company the number of Company Escrow Shares, not in dispute as and when required by this Agreement and the Escrow Agreement. If the Company shall have notified the Escrow Agent and the Buyer of any such manifest error, and the Company and the Buyer do not agree as to a resolution of such manifest error on or before the date of such notice by the Company of an error in such Reset Notice, the Company shall on the date such notice is given submit the dispute to the Auditors for determination and shall instruct the Auditors to resolve such dispute and to notify the Company, the Escrow Agent and the Buyer within two Trading Days after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination (but in any event within four Trading Days after the applicable Reset Notice is given to the Escrow Agent and the Company), the Company shall deliver to the Escrow Agent for deposit in escrow for the account of the Buyer any additional Reset Shares to which the Buyer is entitled based on the determination of the Auditors. If the Auditors shall fail to notify the Escrow Agent and the Company of their determination within four Trading Days after the applicable Reset Notice is given to the Escrow Agent and the Company, then the Company shall, within four Trading Days after receipt of the applicable Reset Notice, deliver to the Escrow Agent for deposit in escrow for the account of the Buyer any additional shares of Common Stock to which the Buyer is entitled based on the applicable Reset Notice. Such immediate and prompt action shall be taken by all the parties in order to assure that there shall be full compliance with the Company's unqualified obligation that all Reset Shares issuable upon each Reset Date be issued and delivered by the due dates therefor as provided herein.

          (2) If the Reset Notice states that Reset Shares are due to the Buyer, the Company's obligation to issue and deliver the certificates for Common Stock representing the Reset Shares shall be absolute and unconditional, irrespective of any action or inaction by the Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Buyer, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Buyer or any other Person of any obligation to the Company or any violation or alleged violation of law by the Buyer or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Buyer in connection with the issuance of Reset Shares. If the Company fails to issue and deliver the certificates for the Common Stock pursuant to this Section 4(d) as and when required to do so following each Reset Date, in addition to any other liabilities the Company may have hereunder and under applicable law (1) the Company shall pay or reimburse the Buyer on demand for all reasonable out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Buyer as a result of such failure, and (2) the Adjustment Price used to determine the number of Reset Shares due with respect to such Reset Date shall be reduced by two percent from the Adjustment Price otherwise used to calculate such number of Reset Shares for each Trading Day the Company fails to issue and deliver such certificates and, accordingly, the Buyer shall be entitled to receive the additional Reset Shares resulting from such reduced Adjustment Price. In lieu of delivering physical certificates representing the Reset Shares, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer program, the Company shall cause the Transfer Agent to electronically transmit such Reset Shares by crediting the account of the Escrow Agent or the Escrow Agent's broker with the DTC through its Deposit Withdrawal Agent Commission system. No fractional shares of Common Stock shall be issued as Reset Shares but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable as a Reset Share, the Company shall pay the Buyer in cash an amount equal to the product of (i) the Reset Price and (ii) such fraction of a share.

          (e) BUYER'S ASSIGNMENT OF RIGHTS TO ACQUIRE RESET SHARES. If a Buyer intends to assign all or any portion of its rights to acquire any Reset Shares, then the Buyer shall so notify the Company not less than five Trading Days before any Reset Date. Each such notice of assignment by a Buyer shall specify the name(s) of the assignee(s) and the rights to be assigned thereto. Each such notice shall be executed by the assignee(s). From and after the giving of such notice by such Buyer, the Buyer shall be deemed for all purposes to have assigned to such assignee(s) the rights under this

Agreement with respect to the acquisition of the number of Reset Shares covered by such notice, and such assignee(s) shall be deemed a party to this Agreement with respect to the acquisition of such number of Reset Shares upon the terms and subject to the conditions of this Agreement, and all applicable references hereinafter to the "Buyer" shall include such assignee(s).

          (f) DELIVERY OF RESET SHARES TO THE COMPANY. If the Reset Notice states that Reset Shares are due to the Company, within six Trading Days after such Reset Notice is given to the Escrow Agent, the Escrow Agent shall release the applicable whole number of Company Escrow Shares to the Company by delivering stock certificates therefor or by means of electronic transmission. The Company's right to receive Reset Shares under this Agreement with respect to each Reset Date shall be limited to the number of Escrow Shares, if any, held in escrow by the Escrow Agent on such Reset Date.

          5.   BUYER REPRESENTATIONS, WARRANTIES, ETC.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Initial Shares and acquiring the Warrants, and upon issuance and delivery of any Optional Shares or Reset Shares to or for the account of the Buyer, will acquire such Optional Shares, Reset Shares or Repurchase Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof;

          (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

          (c) REOFFERS AND RESALES. All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

          (d) COMPANY RELIANCE. The Buyer understands that the Initial Shares are being offered and sold, the Warrants are being issued, the Reset Shares, the Warrant Shares and the Repurchase Shares are being offered, and the Optional Shares may be offered and sold, in each case to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Initial Shares, the Warrants and to receive an offer of the Reset Shares, the Warrant Shares, the Optional Shares and the Repurchase Shares;

          (e) INFORMATION PROVIDED. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Initial Shares and the issuance of the Warrants and the offer of the Reset Shares, the Warrant Shares, the Optional Shares and the Repurchase Shares which have been requested by the Buyer; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review SEC Reports; and the Buyer understands that its investment in the Securities involves a high degree of risk;

          (f) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

          (g) SUBSCRIPTION AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          6.   COMPANY REPRESENTATIONS, WARRANTIES, ETC.

          The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) ORGANIZATION AND AUTHORITY. Each of the Company and the Subsidiary is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole. The Company has no equity investment in any Person other than the Subsidiary. The Subsidiary has no business operations and no material assets or liabilities.

          (b) CAPITALIZATION. The authorized capital stock of the Company consists of (a) 29,000,000 shares of Common Stock of which 10,810,631 shares of Common Stock were outstanding on October 27, 1998, all of which are fully paid and nonassessable; and (b) 1,000,000 shares of Preferred Stock, $.01 par value, of which 5,800 shares are designated as Series B Preferred Stock, of which 2,359 shares are outstanding on October 27, 1998; and on the Closing Date and on each Option Closing Date (x) there will be no material increase from October 27, 1998 in the number of shares of Common Stock outstanding and (y) no issuances of preferred stock will have occurred since October 27, 1998 other than shares of Series B Preferred Stock issued as dividends on outstanding shares of Series B Preferred Stock. As of October 27, 1998, the Company had outstanding options, warrants and similar rights entitling the holders to purchase 3,079,156 shares of Common Stock. Other than as set forth in the preceding sentence, the Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or the Subsidiary. Each outstanding class or series of securities, if any, for which any antidilution or similar adjustment arising by reason of the issuance of the Common Shares or the issuance or exercise of the Warrants is identified in Section 6(b)-1 of the Company Disclosure Letter, together with the amount of such antidilution adjustment. The outstanding shares of Common Stock and outstanding options, warrants and other securities convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants and other securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and such options, warrants and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

          (c) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized. The Initial Shares and the Optional Shares, when issued and paid for in accordance with this Agreement, the Reset Shares and the Repurchase Shares when issued in accordance with this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any shareholder of the Company or any other Person to acquire any of the Securities. The Company has duly reserved 2,439,732 shares of Common Stock for issuance of the Initial Shares, the Optional Shares, the Reset Shares and the Repurchase Shares and exercise of the Warrants, and such shares shall remain so reserved. The Common Stock is listed for trading on the Nasdaq SmallCap and, except as set forth in Section 6(c) of the Company Disclosure Letter, (1) the Company and the Common Stock meet the criteria for continued listing and trading on the Nasdaq SmallCap; (2) the Company has not been notified since January 1, 1996 by the Nasdaq SmallCap of any failure or potential failure to meet the criteria for continued listing and trading on the Nasdaq SmallCap and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Shares will not be eligible for listing on the Nasdaq SmallCap.

          (d) SUBSCRIPTION AGREEMENT; ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT; WARRANTS. This Agreement, the Escrow Agreement, the Registration Rights Agreement and the Warrants and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Escrow Agreement, the Registration Rights Agreement and the Warrants and such other agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (e) NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the other documents contemplated by this Agreement and the consummation by the Company of the issuance of the Shares and the Warrants as contemplated by this Agreement, and the other transactions contemplated by this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Warrants do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Articles of Incorporation or by-laws of the Company or the Subsidiary, (ii) conflict with or result in a breach by the Company or the Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification, amendment, termination or cancellation of, result in the acceleration of any obligation of the Company or the Subsidiary under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties or assets is bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or the Subsidiary to own or lease and operate any of their respective properties or to conduct any of their respective businesses or the ability of the Company or the Subsidiary to make use thereof.

          (f) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby, (2) the issuance and sale of the Initial Shares and the Optional Shares and the issuance of the Reset Shares, the Repurchase Shares and the Warrants as contemplated by this Agreement and (3) the issuance of the Warrant Shares upon the exercise of the Warrants, other than (w) the listing of the Shares on the Nasdaq SmallCap, (x) registration of the resale of the Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (y) as may be required under applicable state securities or "blue sky" laws and (z) filing of one or more Forms D with respect to the Shares as required under Regulation D.

          (g) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the information referred to in
Section 5(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that, for purposes of this Section 6(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 6(g) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1997 other than the SEC Reports.

          (h) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports, since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiary taken as a whole. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor the Subsidiary has any material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1997, neither the Company nor the Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company and the Subsidiary, taken as a whole, other than those incurred in the ordinary course of their respective businesses or disclosed in the SEC Reports.

          (i) ABSENCE OF CERTAIN PROCEEDINGS. Except as described in the SEC Reports, there is no Action pending or, to the knowledge of the Company or the Subsidiary, threatened against the Company or the Subsidiary, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents; neither the Company or any subsidiary nor any director or officer thereof is or has been the subject of any Action involving (i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC; and there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

          (j) PROPERTIES. The Company and the Subsidiary have good title to all property real and personal (tangible and intangible) and other assets owned by them, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or the Subsidiary. The leases, licenses or other contracts or instruments under which the Company and the Subsidiary lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or the Subsidiary. Neither the Company nor the Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Company Proprietary Rights or with respect to any license of Company Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Company Proprietary Rights. Neither the Company nor the Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which would have a material adverse effect on the use by the Company or the Subsidiary of any of the Company Proprietary Rights. To the best knowledge of the

Company, no Company Proprietary Rights and no services or products sold by the Company or the Subsidiary, conflict with or infringe upon any proprietary rights available to any third party. Neither the Company nor the Subsidiary has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor the Subsidiary has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Company Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any Person with respect to the validity of the Company's or the Subsidiary's ownership or right to use the Company Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the best knowledge of the Company, the Company Proprietary Rights are valid and enforceable. No registration relating to the Company Proprietary Rights has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing, except for such lapses, expirations, abandonments, cancellations, adversarial proceedings or failures to be in good standing which would not, singly or in the aggregate, have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary taken as a whole. The Company and the Subsidiary have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no Person is infringing on or violating the Company Proprietary Rights.

          (k) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or the Subsidiary, is imminent with respect to any of the employees of the Company or the Subsidiary.

          (l) SEC FILINGS. The Company has timely filed all required forms, reports and other documents required to be filed with the SEC under the 1934 Act. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

          (m) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

          (n) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Shares or the Warrants or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any shares of Common Stock or Warrants, or solicit any offers to buy any shares of Common Stock or Warrants, so as thereby to cause the issuance or sale of any of the Shares or the issuance of the Warrants to be in violation of Section 5 of the 1933 Act.

          (o) CERTAIN ISSUANCES OF SECURITIES. Other than the Series B Preferred Stock, the Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to the Shareholder Approval Rule and which could be integrated with the sale of the Initial Shares or the Optional Shares to the Buyer or the issuance of Reset Shares, Warrant Shares or Repurchase Shares to the Buyer under any interpretation of the Shareholder Approval Rule.

          (p) ABSENCE OF RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          7.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          (a) TRANSFER RESTRICTIONS. The Company and the Buyer acknowledge and agree that (1) the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement with respect to the resale of the Shares, the Shares have not been and are not being registered for resale under the 1933 Act, and the Securities may not be transferred unless (A) subsequently registered for resale thereunder or
(B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any resale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than registration of the resale of the Shares pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 7(d) hereof and pursuant to the Registration Rights Agreement).

          (b)  RESTRICTIVE LEGEND.

          (1) The Buyer acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (2) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (3) Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Trading Days after surrender of such certificates by the Buyer or the Escrow Agent acting at the request of the Buyer and (2) the Company shall not place any restrictive legend on certificates for any Shares issued or impose any stop-transfer restriction thereon.

          (c) ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT. On or before the Closing Date, the parties hereto agree to enter into (i) the Escrow Agreement in the form attached hereto as ANNEX II and (ii) the Registration Rights Agreement in the form attached hereto as ANNEX III.

          (d) FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to the Buyer reasonably required for such filing.

          (e) AUTHORIZATION FOR TRADING; REPORTING STATUS. Within three Trading Days after the Closing Date, the Company shall file a notification for listing of additional shares with the Nasdaq SmallCap relating to the Shares and on or prior to the Closing Date shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any of the Shares or the Warrants, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (f) USE OF PROCEEDS. Neither the Company nor the Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Initial Shares and the Optional Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) to make any loan to or investment in any other Person (other than financing the Company's subsidiaries in the ordinary course of business) or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (g) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as and to the extent it shall be necessary or required to qualify, or to obtain an exemption for, the Initial Shares and Optional Shares for sale to the Buyer and the Warrants for issuance to the Buyer pursuant to this Agreement, the Reset Shares and the Repurchase Shares for issuance to the Buyer pursuant to this Agreement, and the

Warrant Shares for issuance to the Buyer on exercise of the Warrants under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Initial Shares and Optional Shares and the issuance of the Warrants pursuant to this Agreement, the issuance to the Buyer of the Reset Shares and the Repurchase Shares pursuant to this Agreement, and the issuance to the Buyer of Warrant Shares on exercise of the Warrants. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

          (h) CERTAIN EXPENSES. Whether or not any closing occurs, the Company shall pay or reimburse the Buyer for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Buyer) incurred by the Buyer, not in excess of $20,000, in connection with this Agreement and the transactions contemplated hereby. The Company shall pay on demand all expenses incurred by the Buyer, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby requested by the Company, (2) any default or breach of any of the Company's obligations set forth in any of such agreements or instruments and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of such agreements or instruments, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer, in which the Buyer prevails. The Company shall pay all costs and expenses associated with the performance of the Escrow Agreement, the fees and expenses of the Escrow Agent, and the issuance and delivery of the Shares.

          (i) CERTAIN ISSUANCES OF SECURITIES. (1) (A) Unless the Company obtains the Shareholder Approval or a waiver thereof from the Nasdaq SmallCap, the Company will not issue any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock which would be subject to the requirements of the Shareholder Approval Rule and which would be integrated with the sale of the Initial Shares or the Optional Shares or the issuance of Reset Shares or the Repurchase Shares to the Buyer for purposes of the Shareholder Approval Rule.

          (B) In the event the Company is unable to issue (I) all Reset Shares required to be issued to the Buyer with respect to any Reset Date or (II) all Repurchase Shares required to be issued to the Buyer pursuant to Section 12(d), by reason of the restrictions set forth in the Shareholder Approval Rule, the Buyer shall be entitled, at its option, by notice to the Company given within 90 days after such Reset Date or the date on which such Repurchase Shares were otherwise required to be issued, to require the Company to make a payment to the Buyer in an amount equal to the product of (x) the number of Reset Shares otherwise required to be issued to the Buyer on such Reset Date or the number of Repurchase Shares otherwise required to be issued to the Buyer, as the case may be, which the Company is unable to issue by reason of the Shareholder Approval Rule and (y) the Share Limitation Repurchase Price. Promptly and in no event later than three Business Days after the Company's receipt of such notice, the Company shall make a cash payment in immediately available funds of the Share Limitation Repurchase Price to or upon the order of the Buyer. The Company's obligations to make payments pursuant to this Section 7(i)(1)(B) shall not limit or otherwise affect its obligations to repurchase Shares pursuant to the other provisions of this Agreement.

          (C) Notwithstanding any other provision of this Agreement, if a Share Limitation Event occurs by reason of events which are not solely within the control of the Company, the Company shall have the right to give a Control Notice to the Buyer at any time after such Share Limitation Event occurs and prior to the earlier of (1) the date on which the Buyer's right (other than as limited by this Section 7(i)(1)(C)) to receive a cash payment pursuant to
Section 7(i)(1)(B) by reason of the occurrence of such Share Limitation Event expires and (2) the date on which the Company is obligated to make a payment to the Buyer pursuant to Section 7(i)(1)(B). For purposes of this Section 7(i)(1)(C), a Share Limitation Event shall be deemed to have occurred by reason of events which are not solely within the control of the Company if a requirement of the Company to repurchase, or a right of the Buyer to require repurchase of, Shares by reason thereof, or the requirement of the Company to make a payment pursuant to Section 7(i)(1)(B), would result in the Company being required to classify the Shares as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles. If the Company timely gives a Control Notice to the Buyer, then in lieu of making the payment required by Section 7(i)(1)(B) pursuant to a notice given by the Buyer by reason of such Share Limitation Event, on the next Reset Date to occur the Adjustment Price shall be reduced to 80% of the amount such Adjustment Price would otherwise be. On or after the date the Company gives such Control Notice, upon notice from the Buyer, the Company promptly shall call a special meeting of its shareholders, to be held not later than 60 days after such notice is given, to seek the Shareholder Approval for the issuance of all shares of Common Stock issuable in accordance with this Agreement without regard to the Shareholder Approval Rule and shall use its best efforts to obtain the Shareholder Approval. The Company shall prepare and file with the SEC within 20 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Shareholder Approval. The Company shall provide the Buyer an opportunity to consult with the Company regarding the content of such proxy materials insofar as it relates to the Shareholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Buyer a reasonable period of time prior to their filing with the SEC. The Company shall furnish to the Buyer a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to shareholders or filed with the SEC. Upon the earlier of
(i) the failure to obtain the Shareholder Approval at the special meeting or
(ii) the failure to hold the special meeting within such 60-day period, the Company shall so notify the Buyer and such of the following as shall be specified by notice to the Company from the Buyer shall occur: (1) on the next Reset Date to occur the Adjustment Price shall be reduced to 70% of the amount such Adjustment Price would otherwise be and (2) the Company shall promptly file applications and take all other actions necessary to (i) list the Common Stock for trading and quotation on the OTC Bulletin Board or such other securities market or exchange which will not restrict the number of shares of Common Stock issuable under this Agreement and (ii) upon filing such applications, request the immediate removal of the Common Stock from listing on the securities market on which it is then listed which restricts the issuance of shares of Common Stock under this Agreement without the Shareholder Approval.

          (2) During the period from the date of this Agreement to the date on which the Registration Statement shall have been effective with the SEC for 180 consecutive days, without the prior written consent of the Buyer, which shall not be unreasonably withheld, the Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any Specified Securities; provided, however, that nothing in this
Section 7(i) shall prohibit the Company from issuing securities (v) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (w) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement and disclosed in the SEC Reports or this Agreement,
(x) pursuant to a public offering underwritten on a firm commitment basis registered under the 1933 Act, (y) as part of a transaction involving a strategic alliance, collaboration, joint venture, partnership or other similar arrangement of the Company with another corporation, partnership or other business entity which is engaged in a business similar to, complementary to or related to the business of the Company, so long as in the case of this clause
(y) the Board of Directors by resolution duly adopted (and a copy of which shall be furnished to the Buyer promptly after adoption) determines that such issuance is fair to the holders of each class and series of capital stock of the Company and to the Buyer in respect of its equity interest in the Company that is represented by the Shares and the Warrants or (z) through an investment banking or brokerage firm which, in the reasonable judgment of the Buyer, is generally regarded as being in the top two "tiers" of such firms determined on a national basis or on the basis of such firms principally involved with the Company's industry, including, without limitation, BancAmerica Robertson Stephens; Lehman Brothers Inc.; NationsBanc Montgomery Securities LLC; Goldman, Sachs & Co; William Blair & Company, L.L.C.; Credit Suisse First Boston Corporation; Smith Barney Inc.; Bear, Stearns & Co. Inc.; BT Alex Brown Co.; Van Kasper & Company; Hanifen Imhoff, Inc.; Salomon Brothers Inc.; J.C. Bradford & Co.; Pacific Crest Securities Inc.; Dain Rauscher; Morgan Stanley & Co. Incorporated; and Hambrecht & Quist LLC.

          (3) Subject to the restrictions in Section 7(i)(2), during the period from the date of execution and delivery of this Agreement to the date which is one year after the Closing Date, the Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any Specified Securities without giving the Buyer the first right to acquire the Specified Securities on the same terms as the Specified Securities are to be offered to other investors. The Company shall give notice to the Buyer of the detailed terms of the Specified Securities proposed to be issued and, promptly after requested by the Buyer, such other information as requested by the Buyer. The Buyer may, by notice to the Company, exercise such right of first refusal at any time until the later of (x) ten Business Days after such notice from the Company to the Buyer and (y) three Business Days after the Company provides such additional information as shall have been requested by the Buyer.

          (j) CERTAIN TRADING RESTRICTIONS. The Buyer agrees that on the Closing Date it will have no short position in the Common Stock. So long as the Company is in compliance in all material respects with its obligations to the Buyer under this Agreement, the Escrow Agreement and the Registration Rights Agreement, the Buyer agrees that (1) from the Closing Date until the SEC Effective Date, it will not sell or contract to sell any Equity Security of the Company or engage in any short sales or other hedging transactions relating to the Common Stock, (2) during the period from the SEC Effective Date to the date on which the Buyer no longer owns any Common Shares, the Buyer shall not engage in short sales or other hedging transactions relating to the Common Stock; provided, however, that the Buyer may enter into and maintain such transactions involving up to 125,000 shares of Common Stock at any one time so long as such transactions are not entered into during any Measurement Period and (3) the Buyer will not sell any shares of Common Stock during the five consecutive Trading Days before each Reset Date.

          (k) RESERVATION OF COMMON STOCK. The Company (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the issuance of all Reset Shares, Warrant Shares and Repurchase Shares issuable hereunder are at all times reserved by the Company (or any successor corporation), free from preemptive rights. If the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock issuable as Reset Shares, Warrant Shares or Repurchase Shares as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for issuance of such Shares on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the issuance of all Reset Shares, Warrant Shares and Repurchase Shares issuable hereunder, the Company promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (l) CONSOLIDATION, MERGER, ETC. In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that each holder of Escrow Shares then outstanding shall have the right thereafter to receive Reset Shares in the form of the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the rights of the holders of Escrow Shares to receive Reset Shares on a basis as nearly as practical as such rights exist hereunder prior thereto. The Company shall not effect any such transaction unless the provisions of this Section 7(l) have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (m) OVERDUE AMOUNTS. Whenever any amount which is due by the Company to any holder of Shares pursuant to the terms of this Agreement, the Registration Rights Agreement or the Warrants is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

          (n)  OTHER.  So long as any Shares are owned by the Buyer:

          (1)  Payment of Obligations.  The Company will pay and discharge, and
               ----------------------
will cause each subsidiary of the Company to pay and discharge, when due all their respective obligations and liabilities which are material to the Company and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          (2)  Maintenance of Property; Insurance.  (A)  The Company will keep,
               ----------------------------------
and will cause each subsidiary of the Company to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (B) The Company will maintain, and will cause each subsidiary of the Company to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

          (3)  Conduct of Business and Maintenance of Existence.  The Company
               ------------------------------------------------
will continue, and will cause each subsidiary of the Company to continue, to engage in business of substantially the same general type as conducted by the Company and its operating subsidiaries on the date of this Agreement, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Company to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

          (4)  Compliance with Laws.  The Company will comply, and will cause
               --------------------
each subsidiary of the Company to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its subsidiaries taken as a whole.

          (5)  Investment Company Act.  The Company will not be or become an
               ----------------------
open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

          (6)  Transactions with Affiliates.  The Company will not, and will
               ----------------------------
not permit any subsidiary of the Company, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such subsidiary no less favorable than terms that could be obtained by the Company or such subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

          (o) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Initial Shares set forth in Section 10 or 11, as the case may be, of this Agreement on or before the Closing Date.

          8.   ESCROW SHARES.

          Prior to the Closing Date, the Company and the Buyer will execute and deliver the Escrow Agreement in the form attached hereto as ANNEX II. The Escrow Agent shall receive into and release from escrow the Initial Shares, the Optional Shares and the Reset Shares as provided in this Agreement and the Escrow Agreement. Except for the Company Escrow Shares, the Buyer shall be the sole beneficial owner of and shall have the sole right to vote the Escrow Shares, and the escrow provisions of this Agreement shall not in any way limit or affect the ownership or the right to dispose of such Escrow Shares by the Buyer and shall not in any manner create any lien, pledge, charge, equity, encumbrance, claim or right of the Company of any nature whatsoever in or with respect to such Escrow Shares. At any time after the earlier of (i) the SEC Effective Date or (ii) Reset Date No. 1 which is not during a Reset Period, the Buyer shall have the sole and exclusive right to direct the Escrow Agent to release to or upon the order of the Buyer any or all Escrow Shares which are not Company Escrow Shares by delivering a Release Notice to the Escrow Agent.
Within three Trading Days following receipt of a Release Notice, the Escrow Agent shall release the Escrow Shares covered by such Release Notice in accordance with the Buyer's instructions stated therein. The certificates for any Common Shares so released from escrow prior to the SEC Effective Date shall bear the restrictive legend specified in Section 7(b). Any remaining Escrow Shares which are not Company Escrow Shares following the last Reset Date shall be promptly delivered to or upon the order of the Buyer. Once properly released from escrow in accordance with this Agreement, Escrow Shares may not be re-deposited into escrow with the Escrow Agent or again be deemed Common Shares Held.

          9.   CLOSING DATE.

          Subject to the satisfaction or waiver of the conditions set forth in Sections 10 and 11, the Closing Date shall be 12:00 noon, Seattle, Washington time, on or before the date which is three Business Days after the date of this Agreement, or such other mutually agreed to time. The closing of such sale of the Initial Shares shall occur on the Closing Date at the offices of Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332.

          10.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

          The Buyer understands that the Company's obligation to sell the Initial Shares and issue the Warrants to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

          (b) Delivery by the Buyer to the Company of (i) good funds as payment in full of an amount equal to the Cash Consideration for the Initial Shares and
(ii) certificates for shares of Series B Preferred Stock for cancellation representing payment in full of the Stock Consideration for the Initial Shares, in accordance with Section 2(b) hereof;

          (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date; and

          (d) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

          11.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Initial Shares and acquire the Warrants from the Company pursuant to this Agreement on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (a) Delivery by the Company to the Escrow Agent of the certificates for the Initial Shares for the account of the Buyer in accordance with this Agreement;

          (b) Delivery by the Company to the Buyer of the Warrants in accordance with this Agreement;

          (c) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Buyer may reasonably request;

          (d) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Articles of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Buyer;

          (e) The Escrow Agent shall have executed and delivered the Escrow Agreement in the form attached hereto as ANNEX II;

          (f) Receipt by the Buyer on the Closing Date of an opinion of Preston Gates & Ellis LLP, counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX IV attached hereto; and

          (g) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

          12.  REPURCHASE AT OPTION OF THE BUYER.

          (a) REPURCHASE RIGHT. If a Repurchase Event occurs, then, in addition to any other right or remedy of the Buyer, the Buyer shall have the right, at the Buyer's option, to require the Company to repurchase all of the Buyer's Shares (which for purposes of this Section 12 include any Reset Shares due to the Buyer which have not been delivered to the Escrow Agent), or any portion thereof, on the date that is three Business Days after the date the Buyer gives the Company a Repurchase Notice with respect to such Repurchase Event at any time while any of the Buyer's Shares are outstanding, at a price equal to the Repurchase Price.

          (b)  NOTICES; METHOD OF EXERCISING OPTIONAL REPURCHASE RIGHTS, ETC.
(1) On or before the fifth Business Day after the occurrence of a Repurchase Event, The Company shall give to the Buyer a notice of the occurrence of such Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such notice from the Company shall set forth:

          (i) the date by which the optional repurchase right must be exercised, and

          (ii) a description of the procedure (set forth below) which the Buyer must follow to exercise the Buyer's optional repurchase right.

No failure of the Company to give such notice or defect therein shall limit the right of the Buyer to exercise the optional redemption right or affect the validity of the proceedings for the repurchase of the Buyer's Shares.

          (2) To exercise its optional repurchase right, the Buyer shall deliver to the Company on or before the 30th day after the notice required by Section 12(b)(1) is given to the Buyer (or if no such notice has been given by the Company to the Buyer, within 40 days after the Buyer first learns of such Repurchase Event) a Repurchase Notice to the Company. A Repurchase Notice may be revoked by the Buyer giving such Repurchase Notice by giving notice of such revocation to the Company at any time prior to the time the

Company pays the Repurchase Price to the Buyer.

          (3) If the Buyer shall have given a Repurchase Notice, on the date which is three Business Days after the date such Repurchase Notice is given (or such later date as the Buyer or the Escrow Agent, at the request of the Buyer, surrenders the Buyer's certificates for the Shares redeemed) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Buyer in writing to the Company at least one Business Day prior to the applicable Repurchase Date.

          (c) OTHER. (1) In connection with a repurchase pursuant to this
Section 12 of less than all of the Shares evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Company, the Company shall issue and deliver to the Buyer a replacement certificate for the Shares evidenced by such certificate which have not been repurchased.

          (2) A Repurchase Notice given by the Buyer shall be deemed for all purposes to be in proper form unless the Company notifies the Buyer in writing within three Business Days after such Repurchase Notice has been given (which notice shall specify all defects in such Repurchase Notice), and any Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Buyer promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Company's obligation to repurchase all Shares not in dispute whether or not the Buyer makes such undertaking.

          (d) SPECIAL REPURCHASE EVENTS. Notwithstanding any other provision of this Agreement, if a Repurchase Event occurs by reason of the occurrence of (x) an event described in clause (1), (2), (3) or (5) of the definition of the term Repurchase Event or (y) an Amendment Event, and such occurrence is by reason of events which are not solely within the control of the Company, the Company shall have the right to give a Control Notice to the Buyer at any time after such Repurchase Event occurs and prior to the earlier of (1) the date on which the Buyer's right (other than as limited by this Section 12(d)) to require repurchase of its Shares by reason of the occurrence of such Repurchase Event expires and (2) the applicable Repurchase Date by reason of the Repurchase Notice given by the Buyer by reason of such Repurchase Event. If the Company timely gives such Control Notice to the Buyer, then, in lieu of payment of the Repurchase Price by reason of any such Repurchase Event, on or before the third Business Day of each calendar month after the occurrence and during the continuance of such Repurchase Event, the Company shall issue and deliver to the Buyer a number of shares of Common Stock equal to the

Repurchase Share Amount for the immediately preceding calendar month. The Repurchase Share Amount shall be prorated for any partial month in which such Repurchase Event continues.

          For purposes of this Section 12(d), a Repurchase Event described in clause (1), (2), (3) or (5) of the definition of the term Repurchase Event or an Amendment Event shall be deemed to have occurred by reason of events which are not solely within the control of the Company if a requirement of the Company to repurchase, or a right of the Buyer to require repurchase of, Shares by reason thereof would result in the Company being required to classify the Shares as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles, and, in the case of an Repurchase Event described in clause (5) of the definition of the term Repurchase Event, the Board or the shareholders of the Company do not have the right to approve or disapprove the transactions resulting in such event.

          13.  REPURCHASE AT OPTION OF THE COMPANY.

          If (i) the Company shall be in compliance in all material respects with its obligations to the Buyer (including, without limitation, its obligations under this Agreement, the Escrow Agreement and the Registration Rights Agreement), (ii) on the date the Company Repurchase Notice is given and at all times until the Repurchase Date, the Registration Statement is effective and available for use by the Buyer for the resale of its Shares and (iii) no Repurchase Event shall have occurred with respect to which, on the date a Company Repurchase Notice is to be given or on the Redemption Date, the Buyer
(A) shall be entitled to exercise optional repurchase rights under Section 12 by reason of such Repurchase Event or (B) shall have exercised optional repurchase rights under Section 12 by reason of such Repurchase Event and the Company shall not have paid the Repurchase Price to the Buyer, then the Company shall have the right, exercisable by giving a Company Repurchase Notice not less than 30 Trading Days or more than 60 Trading Days prior to the Repurchase Date to the Buyer, at any time to repurchase all or from time to time to repurchase any part of the Escrow Shares in accordance with this Section 13. On the Repurchase Date (or such later date as the Escrow Agent, at the request of the Buyer, surrenders to the Company the certificate(s) for the Escrow Shares to be repurchased pursuant to this Section 13), the Company shall make payment of the applicable Company Repurchase Price to the Buyer in immediately available funds to such account as specified by the Buyer in writing to the Company at least one Business Day prior to the Repurchase Date. The Buyer may remove from escrow in accordance with Section 8 any Escrow Shares to be repurchased pursuant to this
Section 13 (1) through the day prior to the Repurchase Date and (2) if the Company shall fail to pay the Company

Repurchase Price of any Escrow Shares when due, at any time after the due date thereof until such date as the Company pays the Company Repurchase Price of such Escrow Shares. No Escrow Shares which the Buyer removes from escrow pursuant to
Section 8 or exercises the optional repurchase right pursuant to Section 12 may be repurchased by the Company pursuant to this Section 13 on or after the date of exercise of such removal right or optional repurchase right, as the case may be, regardless of whether the Company Repurchase Notice shall have been given prior to, or on or after, the date of exercise of such removal right or optional redemption right, as the case may be.

          14.  MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

          (b) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement or the date of execution and delivery of this Agreement by the Buyer and the Company shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

          (c) HEADINGS, ETC. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) AMENDMENTS. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile transmission number (206) 652-9075), or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement, with a copy to Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (telephone line facsimile transmission number (425) 462-
4645) or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision.

          (h) ASSIGNMENT. Prior to the Closing Date, the Buyer shall have the right to assign its rights and obligations under this Agreement with respect to the purchase of all or any portion of the Initial Shares or the Optional Shares and the issuance of the Warrants to any affiliate of the Buyer, provided any such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the purchase of the portion of the Initial Shares or the Optional Shares or the acquisition of the Warrants so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the purchase of all or the portion of the Initial Shares or the Optional Shares and acquisition of the Warrants the obligation for the purchase or acquisition of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreement with respect to the Initial Shares, the Optional Shares and the other Shares issuable in connection with this Agreement and the Warrants with respect to which the purchase under this Agreement has been so assigned. Any transfer of the Shares or the Warrants by the Buyer after the Closing Date shall be made in accordance with Section 7(a). After the Closing Date, the Buyer shall have the right to assign its rights and obligations under this Agreement (1) in connection with any transfer of the Buyer's rights under the Registration Rights Agreement by compliance with the provisions of Section 9 of the Registration Rights Agreement and (2) as provided in Section 3(b).

          (i) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Initial Shares and any Optional Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any Person controlling or advising any of them.

          (j) ENTIRE AGREEMENT. This Agreement and its Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (k) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

          (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

          (3) the closing of the sale of the Initial Shares shall not have occurred on a Closing Date on or before November 6, 1998, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (l) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (m) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          (n) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below.

                                   ADVANTAGE FUND II LTD.




                                   By:
                                                W.R. Weber
                                                President

                                   Date:

                                   Address: c\o CITCO

                                            Kaya Flamboyan 9
                                            Curacao, Netherlands Antilles

                                   Fasimile No.: 011-599-9732-2008

                                   ONHEALTH NETWORK COMPANY



                                   BY:
                                      Name:
                                      Title:

                                   Date:

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